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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PAHC HOLDINGS CORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is:

                           PAHC Holdings Corporation.

          SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805-1297; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation is:

          to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares of stock which the corporation shall have authority to issue is One Hundred Eighty-Six Thousand Fifty (186,050), which are divided into One Hundred Fifty-Five Thousand Seven Hundred Fifty (155,750) shares of Preferred Stock (hereinafter sometimes called the "Preferred Stock") of a par value of $100 each, of which a series of Five Thousand Two Hundred Seven (5,207) shares of Series A Preferred Stock (hereinafter sometimes called the "Series A Preferred Stock") of a par value of $100 each has been established, Sixteen Thousand Two Hundred (16,200) shares of Class A Common Stock (hereinafter sometimes called the "Class A Common Stock") of a par value of $.10 each and Fourteen Thousand One Hundred (14,100) shares of Class B Common Stock (hereinafter sometimes called the "Class B Common Stock") of a par value of $.10 each (such classes of common stock are also hereinafter sometimes referred to collectively as the "Common Stock").

          Shares of stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed herein and/or in the resolution or resolutions providing for the issue of such series adopted
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by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions set forth herein, to establish and designate one or more series of stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

          1. The number of shares to constitute such series and the distinctive designations thereof;

          2. The dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, non-cumulative, participating, or non-participating, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable and the form of payment of dividends;

          3. Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

          4. The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

          5. Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          6. Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

          7.   The voting powers, if any, of such series; and


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          8.   Any other relative rights, preferences and limitations pertaining to such series.

     A.   Series A Preferred Stock.

          The statement of the relative rights, preferences and limitations of the shares of Series A Preferred Stock is as follows:

     1. Dividends. Subject to the rights of any other series of Preferred Stock that from time to time may come into existence, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of six per centum (6%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the issued and outstanding Common Stock. The right as aforesaid to quarterly dividends upon the issued and outstanding shares of Series A Preferred Stock shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor, unless and until said dividends have been declared by the Board of Directors. Whenever full dividends upon the issued and outstanding Series A Preferred Stock for the then current fiscal year shall have been declared and either paid or a sum sufficient for the payment thereof set aside in full, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends, and/or may make share distributions of the authorized but unissued Common Stock of the corporation and/or its treasury Common Stock, if any, and/or may make distributions of bonds or property of the corporation, including the shares or bonds of other corporations, including the shares or bonds of other corporations. The holders of record of the issued and outstanding Common Stock shall be entitled in respect of said Common Stock exclusively to receive any such additional cash dividends which may be declared and/or any such distributions which made be made, as hereinafter provided. Any reference to "distributions" in this paragraph contained shall not be deemed to include any distributions made in connection with any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary; nor shall any such reference to "distributions" in relation to issued and outstanding shares be deemed to limit, curtail, or divest the authority of the Board of Directors to make any proper distributions, including distributions of authorized but unissued Common Stock, in relation to its treasury Common Stock, if any.

     2. Redemption. The corporation may, through its Board of Directors and in conformity with the provisions of the General Corporation Law, at any time and from time to time, redeem all or any part of the issued and outstanding shares of Series A Preferred Stock by paying the holders of record thereof, out of funds legally available therefor, the par value for each such share to be redeemed plus an amount equivalent to all dividends, if any, which have been declared but not paid, to the date fixed for redemption. In the event of such redemption, a notice fixing the time and place of


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     redemption shall be mailed not less than thirty days prior to the date so fixed to each holder of record of the Series A Preferred Stock to be redeemed at his address as it appears on the record of stockholders. In the event that less than all of the issued and outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be chosen by lot, pro rata, or by such equitable method as the Board of Directors may determine. On and after the date fixed for such redemption, the holders of the shares so called for redemption shall not be entitled to any dividends and shall not have any rights or interests as holders of said shares except to receive the payment or payments herein designated, without interest thereon, upon presentation and surrender of their certificate therefor.

     3. Liquidation. Subject to the rights of any other series of Preferred Stock that may from time to time come into existence, in the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to payment at the rate of the par value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, before any payment or distribution of the net assets of the corporation (whether stated capital or surplus) shall be made to or set apart for the holders of record of the issued and outstanding Common Stock in respect of said Common Stock. After setting apart or paying in full the preferential amounts aforesaid to the holders of record of the issued and outstanding Series A Preferred Stock, the remaining net assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock, as hereinafter provided. If the net assets of the corporation shall be insufficient to pay in full the preferential amounts among the holders of the Series A Preferred Stock as aforesaid, then each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to an equal proportion of said net assets, and the holders of the Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the corporation, a merger or consolidation of the corporation into or with any other corporation, a merger of any other corporation into the corporation, or a sale, lease, mortgage, pledge, exchange, transfer, or other disposition by the corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the corporation.

     4. Voting. Each issued and outstanding share of Common Stock shall entitle the holder thereof to full voting power, as hereinafter provided. Except as any provision of law may otherwise require, no shares of Series A Preferred Stock shall entitle the holder thereof to any voting power, to participate in any meeting of stockholders, or to have notice of any meeting of stockholders.

     B.   Common Stock.


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          The statement of the relative rights, preferences, and limitations of the shares of each class of Common Stock is as follows:

          1. Dividends. After payment in full of all dividends to which the holders of Preferred Stock shall be entitled as set forth above, each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to receive, out of funds legally available therefor, when and as declared by the Board of Directors of the corporation, dividends in cash and/or property at the rate of five and one-half per centum (5 1/2%) of the par value thereof, which shall be payable quarterly on such date or dates in each fiscal year as the Board of Directors shall deem advisable, and which shall be declared and set apart or paid before dividends of any kind may be declared upon the Class B Common Stock of the corporation and before distribution of any kind may be made upon the issued and outstanding Class B Common Stock. The right as aforesaid to quarterly dividends upon the issued and outstanding Class A Common Stock shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefore, unless and until said dividends shall have been declared by the Board of Directors.

          2. Liquidation. (a) After payment in full of the preferential amount of the Preferred Stock as set forth above, then, before any payment or distribution of the remaining assets of the corporation (whether stated capital or surplus), if any, shall be made to or set apart for the holders of shares of Class B Common Stock as provided in subparagraph (b) below, the holders of shares of Class A Common Stock shall be entitled to receive out of the remaining assets of the corporation (whether stated capital or surplus), if any, payment of an amount equal to the value thereof, plus an amount equal to all dividends, if any, which have been declared but not paid, without interest, but they shall be entitled to no further payment with respect to such Class A Common Stock. If, upon any liquidation, distribution of assets, dissolution or winding-up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of shares of Class A Common Stock, shall be insufficient to pay in full the respective preferential amounts of such Class A Common Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective liquidation amounts which would be payable on such shares if all amounts payable were paid in full.

               (b) After paying in full the preferential amount set forth in the preceding paragraph of this paragraph B(2), the remaining assets (whether stated capital or surplus), if any, shall be distributed exclusively to the holders of record of the issued and outstanding Class B Common Stock, each issued and outstanding share of Class B Common Stock entitling the holder of record thereof to receive an equal portion of said remaining net assets.

          3. Voting. Except as any provision of law or except as any provision herein or elsewhere of the certificate of incorporation may otherwise provide, each share of Common Stock of the corporation without distinction as to class shall have the same rights, privileges, interests, and attributes, and shall be subject to the same limitations, as every other share of Common Stock of the corporation. The Class A Common Stock of the corporation shall at


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     all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect all but one (1) of the directors of the corporation, to exercise any right of removal of any of said directors, and to fill all vacancies and all newly created directorships in said directors except those vacancies and newly created directorship which may be filled, under a duly adopted by-law, by the existing directors or director elected by those holders of said class of shares. The Class B Common Stock of the corporation shall at all times entitle the holders of record of the issued and outstanding shares thereof, exclusively and as a class, by plurality vote, to elect one (1) director of the corporation, to exercise any right of removal of said director, and to fill all vacancies and all newly created directorships in said director except those vacancies and newly created directorships which may be filled, under a duly adopted by-law, by the existing director elected by those holders of said class of shares. In all matters other than in the election and removal of directors, each issued and outstanding share of Class A Common Stock shall entitle the holder of record thereof to full voting power, and voting shall not be by class unless otherwise required by law. Except as any provision of law may otherwise require and except as hereinabove provided with respect to the election or removal of one (1) director, no share of Class B Common Stock shall entitle the holder thereof to any voting power, to any right to participate in any meeting of stockholders, or to have any notice of any meeting of stockholders.

          FIFTH: The name and the mailing address of the incorporator are as follows:

               Lawrence M. Bell, Esq.
               Golenbock, Eiseman, Assor & Bell
               437 Madison Avenue
               New York, New York 10022

          SIXTH: The corporation shall have the power to indemnify and advance expenses to any person to the full extent permitted from time to time by the General Corporation Law of the State of Delaware.

          The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

          EIGHTH: The corporation is to have perpetual existence.


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          NINTH: In furtherance and not in limitation of the powers conferred upon the stockholders by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation, subject to the power of the stockholders to alter or repeal the by-laws made or altered by the board of directors.

          TENTH: Except as otherwise required in the by-laws of the corporation, election of directors need not be by written ballot.

          Signed at New York, New York on January 31, 2005.


                                        /s/ Lawrence M. Bell
                                        ----------------------------------------
                                        Lawrence M. Bell,
                                        Incorporator


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